Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended June 30, 2016

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(167,559)
Unrealized Gain (Loss) on Market Value of Futures	1,738,209
Dividend Income	542
Interest Income	3,132
Total Income (Loss)	$1,574,324

Expenses
General Partner Management Fees	$8,650
Professional Fees	8,616
Brokerage Commissions	272
Non-interested Directors' Fees and Expenses	1,227
Prepaid Insurance Expense	55
NYMEX License Fee	173
Total Expenses	18,993
Expense Waiver	(8,613)
Net Expenses	$10,380
Net Income (Loss)	$1,563,944

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 6/1/16	$13,331,479
Net Income (Loss)	1,563,944

Net Asset Value End of Month	$14,895,423
Net Asset Value Per Share (1,400,000 Shares)	$10.64

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2016 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612